UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2019

SciPlay Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38889	83-2692460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road Las Vegas, NV	89119

(Address of Principal Executive Offices)	(Zip Code)

(702) 897-7150
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01.  Other Events.

Pursuant to the terms of the underwriting agreement, dated as of May 2, 2019, by and among SciPlay Corporation (the “Company” or “SciPlay”), SciPlay Parent Company LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (now known as “BofA Securities, Inc.”), J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), the Underwriters were granted an over-allotment option to purchase up to an additional 3,300,000 shares of the Company’s Class A common stock in connection with the Company’s previously announced initial public offering of 22,000,000 shares of Class A common stock. On May 31, 2019, the Underwriters exercised such option with respect to 720,000 shares of the Company’s Class A common stock (the “Option Shares”). The Company completed the sale of the Option Shares on June 4, 2019.

After giving effect to the partial exercise of the over-allotment option, the total number of shares sold by SciPlay in the initial public offering was 22,720,000 shares and total gross proceeds, before deducting underwriting discounts and commissions and other offering expenses payable by SciPlay, were approximately $363.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIPLAY CORPORATION

Date: June 4, 2019	By:	/s/ Joshua J. Wilson
		Name:	Joshua J. Wilson
		Title:	Chief Executive Officer